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                                                                    EXHIBIT 23.2

The Board of Directors and Stockholders
Wave Systems Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Boston, Massachusetts
August 20, 2001